                                  EXHIBIT 21.1


                                  SUBSIDIARIES

                                                    State of              Collectors Universe
       Name                                Incorporation/Organization     Ownership Percentage
       ----                                --------------------------     --------------------
Lyn Knight Currency Auction, Inc.                   Delaware                      100%



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